EXHIBIT 10.14
                                                                   -------------

                                    AGREEMENT

         This AGREEMENT (this "Agreement") is made and entered into, effective as of the 1st day of December, 1998, by and between Swiftcall Equipment and Services (USA) Inc., (the "Facility Owner"), a Virginia corporation, with an office at 11410 Isaac Newton Square, Reston, Virginia 20190, (the "Premises") and Executive TeleCard, Ltd. d/b/a eGlobe, Inc., a Delaware corporation, with an office at 1720 South Bellaire Street, Suite 1000, Denver, Colorado 80222 (the "Lessee").

                  RECITALS:

                  A. Lessee desires to make use of Facility Owner's premises, switch, telecommunications equipment in order to interconnect such telecommunications equipment with Lessee's Network and equipment as well as telecommunications equipment provided by Facility Owner or that of other carriers.

                  B. Facility Owner and Lessee desire to set forth the terms and conditions upon which Facility Owner will provide to Lessee, at Facility Owner's Premises, the use of a portion of Facility Owner's telecommunications equipment.

                  C. Lessee intends to buy the switch and related equipment from Facility Owner and Facility Owner intends to sell the switch and related equipment to Lessee. Facility Owner shall commence due diligence immediately, as previously requested, upon execution of this Agreement and substantially complete its due diligence obligations within 14 days of execution of this Agreement.

                  AGREEMENTS:

         NOW, THEREFORE, in light of the foregoing and in consideration of the mutual covenants set forth in this Agreement, Facility Owner and Lessee, intending to be legally bound, agree as follows:

1                 LEASE OF FACILITIES

                  A. Facility Owner hereby grants to Lessee a leasehold interest to use the Facility Owner's Premises, comprised of a quantity of T-1 and/or E-1 ports and other transmission equipment, for the purpose of permitting Lessee to pursue its business of calling card services, switching, platform processing, IP transmission, and to receive and deliver communications traffic to and from Lessee's telecommunications network, Facility Owner's telecommunications network or that of other carriers, including the right to connect Lessee's equipment to the equipment provided by Facility Owner or that of other carriers. This lease is for all of the facilities except such portion that is necessary to process Facility Owner's existing telecommunications business allowing for reasonable growth in such business. Facility Owner shall not be liable for any interruption of Services or for any variation in the quality of the Services which is beyond its control. It is understood that Lessee may build out in reliance on the parties stated intention that Lessee shall buy the switch and facilities from Facility Owner per the pricing terms stated in the attached Agreement and Plan of Acquisition , and substantially in the form and content.

                  B. Lessee and Lessor warrant and represent to each other that each possesses all Leases and permits, and has made all tariff filings necessary to conduct its business under the laws of each and every jurisdiction having authority to regulate the business and practices of Lessee. In the event that any governmental agency having or claiming authority to regulate the business or practices of Lessee shall issue an order requiring Lessee to cease and desist any of its business conducted using facilities furnished by Facility Owner, or through services furnished by Facility Owner, neither the issuance of such order nor Lessee's compliance therewith shall in any way excuse or diminish Lessee's obligations under this agreement.

                  C. Labor and materials required for the mounting, installation and facility interconnection, which includes but is not limited to cable running, wire wrapping and punch down to the demarcation point, shall meet Facility Owner and Lessee approved technical standards and shall be provided by the Facility Owner.

                  D. Reception and delivery of such communications traffic between other Lessees of the Facility Owner is available when both Lessees are current in their payments to the Facility Owner. All inter Lessee communications shall be cabled by the Facility Owner.

                  E. If requested by the Lessee, Facility Owner may provide additional equipment to Lessee, including, without limitation, Bandwidth Managers, Frame Relay Access Devices, modems, terminations, and other ancillary equipment. Lessee is responsible for paying actual charges determined at the time of installation. Title to all equipment provided by Facility Owner as part of this agreement resides at all times with the Facility Owner. Additionally, Lessee may install its own equipment which shall remain the property of the Lessee.

                  F. In no event will the facilities and services be less or substantially different from what has been supplied to IDX heretofore.

                  G. Facility Owner shall not hypothecate, partition or lease any portion of the Facilities without the written permission of Lessee which permission shall not be unreasonably withheld. Otherwise, the facilities shall be used solely by eGlobe. Facility Owner may use the facilities to process its existing VIP business.

2                 MONTHLY PAYMENTS

                  Lessee agrees to pay the Facility Owner for each month during the term of this Agreement the payment (a "Monthly Lease Payment") set forth in Exhibit A hereto. Facility Owner's invoices for amounts payable hereunder shall be generated on the first (1st) day of the month. Invoices are due upon receipt by Lessee, but in no event should full payment be received later than fifteen
(15) days after the date of invoice. If any Monthly Lease Payment remains unpaid after the fifteen (15) day pay period, such payment shall be subject to a late payment charge equal to one and one-half percent of the unpaid balance per month. In addition thereto, in the event of such non-payment of the full Monthly Lease Payment by sixty (60) days after the date of invoice, Facility Owner may disconnect or otherwise disable the operation of Lessee's telecommunications traffic, provided that Facility Owner has given Lessee written notice of intention to disconnect and allowed five business days for cure. Facility Owner shall send invoices to Lessee at the address listed herein.

                  Monthly Lease Payments shall commence upon the date of this agreement.

                  The charges payable to Facility Owner are an indivisible whole, and default by Lessee in the payment of any part thereof may be deemed by Facility Owner to be a default of the whole and to entitle the Facility Owner to all of its remedies for default.

3                 TAXES

                  Lessee shall, within the time reasonably stipulated by Facility Owner, submit Virginia Resale Exemption Certificate or such other documents and certificates related to taxes as Facility Owner may reasonably request. In the event that Lessee fails timely to deliver such documentation to Facility Owner, the Lessee shall be responsible for the prompt payment to Facility Owner of all federal, state and local taxes (collectively, "Taxes") upon the use or sale of Services hereunder, the use or resale of property or the receipts of Facility Owner, if applicable, but Lessee shall not be responsible for the payment of any Income Tax, Franchise Tax, or other, similar tax which is measured by the "net " or "taxable" income of Facility Owner. Failure to pay the amount of such taxes to Facility Owner shall constitute a default by Lessee hereunder, with the same effect as if Monthly Lease Payments were not made in full.

4                 MAINTENANCE, USE AND ALTERATION OF THE PREMISES
                  -----------------------------------------------

                  4.1 Alterations. Facility Owner shall maintain the Premises based on industry standards. Any alteration performed by Lessee, e.g., the construction of conduits for purposes of building interconnection, shall be done using reasonable care.

                  4.2 Lessee and its duly authorized contractors, agents and employees may have access, twenty four (24) hours a day, seven (7) days a week to the area of the Site where the Equipment is housed and to all data and information available to Facility Owner relating to the performance of this Agreement. Access to the Site shall always be subject to the presence of a duly authorized employee or agent of Facility Owner.

                  4.3 Access to the Site by Lessee shall be contingent upon the observance of Facility Owner's standard safety and security procedures.

5                 PROVISION OF ADDITIONAL SERVICES

                  Lessee may request and Facility Owner, at its option, shall provide additional services as set forth in the attached Exhibit B.

6                 EFFECTIVENESS AND TERMINATION

                  6.1 Term. This Agreement is effective as of the date hereof and shall remain in force and effect for twelve (12) months, unless earlier terminated pursuant to its terms. This Agreement may be extended for an additional term upon (a) written notice by Lessee to Facility Owner at least thirty (30) days before the date of the expiration of the initial term, and (b) such terms and conditions mutually agreeable to the parties. If Facility owner requires extended time in order to perform its due diligence requirements relating to the Lessee's purchase of the switch and facility, then the lease period under this agreement may be extended for an additional six months or less, at the option of the Lessee.

                  6.2 Termination. Either party may terminate this Agreement upon ninety (90) days' written notice to the other party after the failure of such other party to cure with performance any default in the performance of any obligation within thirty (30) days of written notice of such default. The cure period shall be the period ending thirty (30) days after such notice of default is given.

                  6.3 Effect of Termination. Upon the expiration or termination of this Agreement and except as specifically set forth herein, this Agreement shall no longer have any force or effect and neither party shall have any further obligation hereunder, except that obligations which have been incurred prior to termination (including, without limitation, Monthly Lease Payments accruing up until the time of termination or expiration) shall survive.

7                 LIMITS OF LIABILITY

                  Facility Owner shall maintain the Premises and prove the Services and will use industry standards in doing so. Notwithstanding the foregoing, in no event shall Facility Owner be liable for any special, incidental, indirect, punitive, reliance, or consequential damages, whether foreseeable or not, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims for service interruptions or transmission problems, occasioned by any defect in the Premises or the Services, delay in availability of the Premises or the Services or any other cause whatsoever with respect to the Premises or the Services from causes outside its control, including accidents, cable cuts, fires, floods, emergencies, government regulation, wars, or acts of God. Facility Owner DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE PREMISES OR THE SERVICES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         A. It shall be the obligation of the Lessee to notify Facility Owner of any interruption in service. Facility Owner shall, using standard methods in the industry, monitor the system for faults or problems and effect repairs without any notice from Lessee. Facility Owner shall immediately notify Lessee of any deficiencies or problems it identifies through any monitoring or other means.

         B. An outage credit will be allowed for interruptions that result from facilities provided by Facility Owner. Credit shall be applied on a pro rata basis from the time Facility Owner receives notification from Lessee until service is restored on interruptions of thirty (30) minute duration or more.

8                 EMERGENCIES AND INTERRUPTIONS

         In case of interruption of any services furnished hereunder, Facility Owner shall use commercially-reasonable efforts under the circumstances to restore service or, if Facility Owner elects, an equivalent service may be substituted. Lessee may, at its option, employ "self-help" to cure any interruption of services.

9                 INDEMNIFICATION

                  9.1 By Lessee or Facility Owner. Either party shall indemnify, defend, release, and hold harmless the other and all affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees, or Lessees from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding, or suit (collectively, together with related attorneys' fees, including costs and disbursements, "Claims"), imposed upon the other by reason of damages to property or injuries, including death, as a result of an act (whether intentional, negligent, or otherwise) or omission on the part of the indemnifying part or any of its affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees, or Lessees in connection with the Premises.

                  9.2 Compliance with Law. Each party will indemnify the other against, and hold it harmless from, all cost, claim, lien, and expense (including, without limitation, lost revenue under this agreement and reasonable attorneys' fees and other costs of defense) incurred by the other by reason of any failure on the part of the indemnifying party to comply with the requirements of law, or orders of governmental authorities having or claiming jurisdiction to regulate the business or practices of the indemnifying party.

                  9.3  Survival.   Notwithstanding   the   termination  of  this
Agreement for any reason, this Section 9 shall survive such termination.

10                INSURANCE

                  Throughout the term of this Agreement and any extension thereof, Lessee and Facility Owner shall maintain and, upon written request, shall provide to each other proof of comprehensive general liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations.

11                ASSIGNMENT

                  Lessee shall not assign its rights or delegate its duties under this Agreement, unless to an affiliate or wholly-owned subsidiary, without Facility Owner's prior written consent which shall not be unreasonably withheld or delayed.

12                WAIVERS AND CONSENTS

                  No delay in taking, or failure to take, action with respect to any breach of this Agreement shall constitute a waiver of any right to take action with respect to such breach or with respect to any subsequent breach. No waiver of a party's right to take action with respect to, no consent to, and no acceptance of, any late payment, late or imperfect performance, or failure to perform on one (1) occasion shall constitute a waiver of such party's rights to take action with respect to any delay in making, or failure to make, acceptable performance upon any other occasion. No waiver or delay in taking or failure to take action with respect to, any right, power or privilege hereunder on one occasion shall constitute a waiver thereof on any other occasion. No waiver of a party's rights to take action with respect to any breach of a provision of this Agreement, or of any right, power or privilege hereunder, and no consent by a party to any breach of a provision of this Agreement, shall be effective unless set forth in writing and signed by such party.

13                GOVERNING LAW

                  This Agreement shall be construed and enforced in accordance with, and the validity, and performance hereof, shall be governed by the laws of the State of Virginia without regard to its principles regarding choice of law.

14                NOTICES

                  Each notice relating to this Agreement shall be in writing and shall be: (a) given in person; (b) sent by registered or certified mail (return receipt requested) or by courier, or (c) transmitted by facsimile machine with a copy, of such transmission delivered by one of the foregoing methods. Each properly given notice shall be deemed to have been given as of the earlier of
(a) delivery, (b) four (4) days after the date of mailing, or (c) the date of a facsimile transmission (receipt of which is orally confirmed or which date is indicated by the facsimiles machine of any party).

Notices shall be made to the following persons at the following addresses and facsimile telephone numbers (which may be changed only by properly given notice):

If to Facility Owner:                Swiftcall Equipment and Services (USA) Inc.
                                     11410 Isaac Newton Square North
                                     Suite 101
                                     Reston, VA 20190
                                     Attention:  Graham Milne
                                     Telephone No.: 703-385-0347
                                     Facsimile No.: 703-385-9134

If to Lessee:                    eGlobe Inc.,
                                 4260 E. Evans Ave,
                                 Denver, CO 80222
                                 Contact:  Colin Smith
                                 Telephone No.: 303 512 1594
                                 Facsimile No.:   303 782 9628

Lessee Billing Address:          eGlobe Inc.,
                                 4260 E. Evans Ave,
                                 Denver, CO 80222
                                 Contact: Anne Haas
                                 Telephone No.: 303 512 1564
                                 Facsimile No.: 303 759 2830

Documentation and coordination regarding exchange of technical information relating to interface circuitry and local interconnects shall be provided as follows:

Documentation & Coordination:        Swiftcall Equipment and Services (USA) Inc.
                                     11410 Isaac Newton Square North
                                     Suite 101
                                     Reston, VA 20190
                                     Attention:  David Wells
                                     Telephone No.: 703-385-0347
                                     Facsimile No.: 703-385-9134

Telephone notification of need for assistance for resolution or coordination of service problems shall be reported to the Facility Owner's Customer Service Office at 703-708-1515.

15                MISCELLANEOUS

                  15.1 Neither this Agreement nor any Addendum hereto shall become effective until accepted by an authorized officer of the Lessee. The negotiation of any check representing a payment or security deposit under this Agreement or any Addendum shall not in itself constitute an acceptance thereof.

                  15.2 The prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred if either party institutes legal proceedings to enforce any provisions hereof, in addition to any other relief awarded by the court.

                  15.3 If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect.

                  15.4 All services furnished to customer are subject to the applicable Federal or State tariffs and regulatory approval. Any conflicts in the above within the applicable tariff will be resolved in agreement with the tariff.

                  15.5 The relationship between Facility Owner and Lessee is strictly one of Licensor and Lessee, under which Facility Owner provides certain facilities for the use of Lessee and/or sells certain services to Lessee. Under no circumstances shall the relationship of landlord and tenant arise or exist between Facility Owner and Lessee, nor shall Facility Owner and Lessee under any circumstances be deemed to be carrying on business as partners or joint venturers.

                  15.6 During the term of this Agreement and for a period of one year thereafter, Lessee will not, without the prior written consent of the Facility Owner (which consent may be withheld for any reason) directly or indirectly solicit any employee, agent, or independent contractor of the Facility Owner to become an employee, agent or independent contractor of Lessee, whether for its own account of that of any other person, firm or corporation.

16                ENTIRE AGREEMENT: AMENDMENTS

                  This Agreement and all other documents specifically referred to herein constitute the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

17                SUBORDINATION

                  This Agreement, and the rights of Lessee hereunder, are subject and subordinate to the terms of that certain lease, dated as of May 13th, 1996, between Facility Owner, as lessee, and APA Properties No6 L.P., as lessor ("Landlord"). Facility Owner shall provide Lessee with a copy of the above referenced APA Properties lease.

In witness whereof, Facility Owner and Lessee have caused these presents to be executed by their duly authorized officers this ___ day of December, 1998.



FACILITY OWNER:                            LESSEE:

SWIFTCALL USA, INC.                        EGLOBE, INC.


----------------------------               -------------------------------
By: Graham Milne                           By:
Its: President                             Its:

                                    EXHIBIT A
                                    SERVICES

Lessee shall pay for the Monthly Lease Payment according to the pricing schedule shown below.

RESTON - RECURRING CHARGES

$51,000.00

Includes all facilities that are not required to process the existing VIP business.

                                    EXHIBIT B
                               ADDITIONAL SERVICES

1. The Facility Owner maintains full responsibility for the operation of the switch, the premises and all entrance facilities provided by the Facility Owner to the Lessee. All work performed by the Facility Owner's engineers in support of any of these areas is performed at the expense of the Facility Owner and is included in the Lessee's base Monthly Lease Payment.

Trouble-shooting and technical support, known as Demand Maintenance Services, will be performed by "telecommunications engineers" knowledgeable and skilled in the operations and maintenance of the DMS switch and telecommunications network and shall include, but not be limited to, the following:

a. Cooperative testing of facilities contracted by the Lessee interconnected to the Facility Owners switch. This testing may include transmission testing, call through testing, or other tests required to verify proper operation of the facility.

b. Changes to the configuration of the Lessee Network including changes to trunk configurations, routing of specific codes, feature application or removal, addition of customer identifications in the form of Automatic Number Identification codes, Authorization codes, or Accounting codes.

c. Testing, card swapping, or configuration activity on any equipment added by or on the behalf of the Lessee for the purposes of enhancing or providing services to the Lessee network. These equipment types include, but are not limited to, echo cancellors, compression equipment, debit card switches, voice mail systems, call completion equipment, digital cross connect systems, and channel banks.

d. The collection of information pertaining to the operation of a Lessee Network that may be available from a machine connected to the network or the generation of reports from this collected information.

2. Demand Maintenance Service charges are not billed for restoration of troubles found within that portion of a circuit or Service provided by Facility Owner.

3. Technical support and network trouble-shooting is available for in-service trouble 7 days a week, 24 hours a day. Demand maintenance work for such activities as installing new circuits, converting trunk groups to SS7, creating new translators, cutting in multiplexer equipment, is available from Facility Owner on a scheduled case basis. "Normal" Demand Maintenance is available between 8 am to 5 pm, Monday through Friday and can always be requested during these hours and will be scheduled and provided at a mutually agreed upon time.

         Facility Owner will make every effort to accommodate requests for "After Hours" Emergency Demand Maintenance work after normal business hours and on weekends and holidays. Depending upon the scope of work, Facility Owner shall make every effort to respond to and provide such emergency work within two hours of notification.

4.a. Lessee shall be responsible for directing the activities of the Facility Owner with regards to changes to routing and/or the addition or removal of carriers to the switch. Facility Owner will make no service affecting activities without Lessee's direction and approval to do so.

4.b. Requests for maintenance services must be made in writing and Facility Owner must be advised, in writing, as to the person(s) who are authorized to request service. It is the Lessee's responsibility to keep Facility Owner apprised of any changes to its list of representative(s).

4.c. To request technical assistance and help under these terms, a fax must be sent to the Facility Owner's Operation Center at 703-708-1518. The Lessee should also call on 703-708-1515, to ensure receipt of the fax. The Facility Owner's Operation Center personnel will distribute the fax and either perform the work or call the Lessee to schedule the work.